Exhibit 23

[Letterhead of Bates White LLC]

CONSENT OF EXPERT

We consent to the references to our firm and to our reports with respect to estimation of the liability for pending and reasonably estimable unasserted future asbestos-related claims, which are included in Note 18 of the Notes to Consolidated Financial Statements in the Quarterly Report on Form 10-Q of ArvinMeritor, Inc. (“ArvinMeritor”) for the Quarterly Period ended April 1, 2007, and to the incorporation by reference of such reference into the following Registration Statements of ArvinMeritor:

Form	Registration No.	Purpose

S-8	333-141186	2007 Long-Term Incentive Plan

S-3	333-134409	Registration of convertible notes,
guarantees and common stock

S-8	333-107913	ArvinMeritor, Inc. Savings Plan

S-8	333-123103	ArvinMeritor, Inc. Hourly Employees

Savings Plan

S-3	333-58760	Registration of debt securities

S-8	333-49610	1997 Long-Term Incentives Plan

S-3	333-43118	Arvin Industries, Inc. 1988 Stock Benefit
Plan

S-3	333-43116	Arvin Industries, Inc. 1998 Stock Benefit Plan

S-3	333-43112	Arvin Industries, Inc. Employee Stock

Benefit Plan

S-8	333-42012	Employee Stock Benefit Plan, 1988 Stock

Benefit Plan and 1998 Employee Stock Benefit Plan

By: /s/ Charles E. Bates

Charles E. Bates, Ph.D.
President and CEO

Date: May 4, 2007